Exhibit 99.6

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “AGREEMENT”) is entered into as of the 23rd day of September, 2005 by and between DEAN A. SOULELES (“MR. SOULELES”), and QUADRAMED CORPORATION, a Delaware corporation (the “COMPANY”).

WHEREAS, Mr. Souleles was employed by the Company as an executive officer pursuant to the terms and conditions of that certain Employment Agreement, dated October 16, 2000 between the Company and Mr. Souleles, as amended by certain amendments to Employment Agreement dated as of September 19, 2001, November 8, 2002 and March 18, 2005 (such agreement as amended to date being hereinafter referred to as the “EMPLOYMENT AGREEMENT”), and in connection with such employment, Mr. Souleles has received and continues to hold options to purchase a total of 272,900 shares of Common Stock of the Company as set forth on Schedule 1 hereto pursuant to various option agreements between Mr. Souleles and the Company (collectively, the “OPTIONS”).

WHEREAS, the Board of Directors of the Company and Mr. Souleles have agreed that it is in the best interests of the parties for Mr. Souleles to terminate his employment with the Company.

WHEREAS, such termination of Mr. Souleles’s employment constitutes an “INVOLUNTARY TERMINATION” as defined in the Employment Agreement.

WHEREAS, Mr. Souleles and the Company wish to enter into an agreement concerning his separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. Souleles and the Company acknowledge and agree as follows:

1.	TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereto agree that Mr. Souleles’s employment with the Company is terminated effective as of October 31, 2005 (the “Termination Date”). In exchange for the releases, payments, benefits, and other agreements of the Company set forth in this Agreement, Mr. Souleles hereby agrees that the Employment Agreement is hereby terminated and canceled effective as of the Termination Date with no compensation, benefits, damages, obligations or other payments owing to Mr. Souleles thereafter (other than as specifically set forth in this Agreement).

2.	CONSIDERATION TO MR. SOULELES. The Company shall make the following payments and provide the following additional benefits and consideration to Mr. Souleles, subject to Section 3 hereof.

a.	SEVERANCE BENEFIT. As payment in full of its obligations under the Employment Agreement to pay severance benefits upon an Involuntary Termination, the Company will pay to Mr. Souleles, an aggregate cash amount equal to $227,923 in monthly installments over a 12-month period after the

Termination Date. The Company will continue for a period of 12 months after the Termination Date, all health benefits to which Mr. Souleles is currently entitled pursuant to his Employment Agreement.

b.	OPTIONS. Schedule 1 attached hereto accurately reflects all options and other rights to acquire shares of the Company’s capital stock owned by Mr. Souleles as of the date of this Agreement. All Options which have not already vested shall, on the Termination Date, immediately vest and become exercisable in full. All such vested Options shall otherwise remain subject in all respects to the terms of the option agreement or instrument applicable thereto.

c.	INDEMNIFICATION; D&O INSURANCE. Notwithstanding his termination of employment with the Company, Mr. Souleles (i) shall continue to be entitled to the indemnification rights afforded under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and (ii) shall remain covered under the Company’s Directors’ and Officers’ Insurance (“D&O INSURANCE”) policy until December 31, 2011, on no less favorable terms than are provided to any other executive officer of the Company, with respect to acts occurring prior to termination of Mr. Souleles’s service as an officer of the Company, and the Company agrees that such D&O Insurance policy shall have policy limits at least as high as the Company’s existing policy.

3.	RELEASES. As a condition to Mr. Souleles’s entitlement to the compensation, payments and benefits provided for in Section 2 hereof, Mr. Souleles shall have executed and delivered to the Company a release in the form attached hereto as Exhibit “A” (the “RELEASE”), and such Release shall have become irrevocable. If Mr. Souleles exercises his right to revoke the Release in accordance with the terms thereof, then this Agreement shall become null and void ab initio. The Company shall execute and deliver to Mr. Souleles a release in the form attached hereto as Exhibit “B” (the “COMPANY RELEASE”).

4.	COOPERATION AND ASSISTANCE. Mr. Souleles acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. Mr. Souleles will cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during Mr. Souleles’s employment with the Company. Mr. Souleles’s cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to Mr. Souleles. The Company shall reimburse Mr. Souleles for any reasonable out-of-pocket expenses, including the reasonable fees of Mr. Souleles’s personal attorney, reasonably incurred by Mr. Souleles in connection with such cooperation.

5.	RETURN OF PROPERTY; ADMINISTRATIVE SUPPORT. Except as otherwise agreed to by the Company in writing, Mr. Souleles expressly agrees that, promptly after the Termination Date, he will return to the Company all Company property, including, but not limited to, any and all files, computers, computer equipment and software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations. Notwithstanding the foregoing, Mr. Souleles shall not be required to return his rolodexes, personal diaries or correspondence.

6.	POST-TERMINATION COVENANTS. In addition to the obligations under this Agreement, Mr. Souleles is a party to that certain Employee Confidentiality, Inventions and Non-Competition Agreement with the Company, executed on June 6, 2005, a copy of which is attached to this Agreement as Exhibit “C” (the “Confidentiality Agreement”), which contains certain post-termination obligations with respect to confidentiality, non-competition, non-disparagement and ownership of proprietary rights. Mr. Souleles acknowledges and agrees to abide by the terms of the Confidentiality Agreement.

7.	NO ADMISSION. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Mr. Souleles and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding except one to enforce the terms of this Agreement.

8.	TAX AND WITHHOLDING. Any federal, state and/or local income, personal property, franchise, excise or other taxes owed by Mr. Souleles as a result of the payments or benefits provided under the terms of this Agreement shall be the sole responsibility and obligation of Mr. Souleles. The parties hereto agree and acknowledge that the Company shall have the right to withhold from any payments made to Mr. Souleles any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on Form W-2.

9.	NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by such party.

10.	RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in Reston, Virginia in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. In any action or proceeding brought in connection with this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses. Notwithstanding the foregoing, any controversy which may arise between Mr. Souleles and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Confidentiality Agreement shall be subject to the terms for dispute resolution provided in the Confidentiality Agreement.

11.	INTEGRATION. This Agreement is entered into without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within the terms hereof. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements concerning their employment relationship, regardless of the adequacy of consideration; provided, however, that this Agreement does not supercede Mr. Souleles’s Confidentiality Agreement, which will remain in full force and effect subsequent to the execution of this Agreement. The Company shall have no obligation to make any payment or do any act other than as specifically set forth herein. The terms of this Agreement are contractual and not mere recitals.

12.	SEVERABILITY. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Confidentiality Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement or the Confidentiality Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13.	GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

14.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and permitted assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to Mr. Souleles, his executors, administrators, heirs and legal representatives.

15.	COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

16.	REVOCATION. In accordance with the Older Workers Benefits Protection Act amendments to the Age Discrimination in Employment Act, the Company will hold this offer open for twenty one (21) days from September 23, 2005, although the Company would hope to conclude this matter as quickly as possible. In addition, Mr. Souleles may revoke this Agreement at any time within seven (7) days after he signs it. Any revocation must be in writing and delivered to the Company within eight (8) days of signing this Agreement to be effective, and should be transmitted such written notice not later than the close of business on the seventh day after the day on which Employee executes the

Release. Because of Mr. Souleles’s right to revoke this Agreement, it shall not become effective until the eighth (8th) day after it has been signed, and Mr. Souleles will not be paid any severance pay due to him under this Agreement until after the eighth (8th) day after he signs this Agreement.

17.	ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE. Mr. Souleles certifies that he has read the terms of this Agreement. The execution hereof by Mr. Souleles shall indicate that this Agreement conforms to Mr. Souleles’s understanding and is acceptable to him as a final agreement. It is further understood and agreed that Mr. Souleles has had the opportunity to consult with counsel of his choice.

18.	NOTICES. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 12110 Sunset Hills Road, Reston, Virginia 20190, and to Mr. Souleles at 9523 Locust Hill Drive, Great Falls, Virginia 22066.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first above written.

WITNESS:	QUADRAMED CORPORATION

/s/ Donna Klein	By:	/s/ David L. Piazza
	Name:	David L. Piazza
	Title:	Chief Financial Officer

WITNESS:	DEAN A. SOULELES

/s/ Donna Klein	/s/ Dean A. Souleles

EXHIBIT A to Separation Agreement

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Dean A. Souleles (“Employee”), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by QuadraMed Corporation, a Delaware corporation (“QuadraMed”), as such benefits are set forth in a Separation Agreement dated as of September 23, 2005 (the “Separation Agreement”), on behalf of himself and his heirs, executors, administrators, agents, affiliates, successors and assigns, does hereby irrevocably and unconditionally agree to release, waive and forever discharge, except as otherwise provided in this Release, QuadraMed and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents (collectively, the “Releasees”) from all Claims, as hereinafter defined, and Employee waives, releases and covenants not to sue Releasees or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

As used in this Release, the term “Claims” means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. The Claims that Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee’s employment, compensation and benefits with QuadraMed or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000e et seq.; (2) Section 1981 of the Civil Rights Acts of 1866, 42 U.S.C. § 198 1; (3) the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; (4) the Age Discrimination in Employment Act, 29 U.S.C. §§ 621-634; (5) the Equal Pay Act of 1963, 29 U.S.C. § 206; (6) Executive Order 11246; (7) Executive Order 11141; (8) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. §§ 701 et seq.; (9) the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq.; and (10) any applicable Virginia or Delaware law, statute, regulation, ordinance, or constitutional or public policy provisions.

Notwithstanding any provision in this Release to the contrary, it is agreed that the Employee does not waive his rights (such rights and the enforcement thereof shall not be “Claims” hereunder) (i) to coverage under any directors and officers insurance policy, (ii) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions, in each case, as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Employee’s employment or other service to QuadraMed, or (iii) to enforce the Separation Agreement or any rights under any employee or retirement benefit plan, program or policy of QuadraMed, or the Release of this same date under which QuadraMed is releasing claims, if any, that it may assert against Employee.

Employee hereby represents that (i) neither he, nor anyone acting at his discretion or on his behalf, has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an “Action”) against any Releasee with any governmental agency or any court; (ii) he will not file or pursue any Action at any time hereafter; and (iii) if any such agency or court assumes jurisdiction of any Action, against any Releasee on behalf of Employee, he will request such agency or court to withdraw the matter, to the extent such Action can be interpreted as seeking the recovery of monetary relief for Employee. Nothing in the preceding sentence shall be interpreted as preventing Employee from bringing an Action solely for the purpose of challenging the waiver and release of Claims under the Age Discrimination in Employment Act.

This Release extends to all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation of Employee or his heirs, executors, administrators, agents, affiliates, successors and assigns, whether known or unknown, foreseen or unforeseen, patent or latent, in which Employee may currently or in the future possess, in each case arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. Employee fully understands and acknowledges that, in the event the facts underlying the foregoing release are found to be other than or different from the facts now understood by Employee to be true, Employee expressly accepts and assumes the risks of the possible differences in facts and agrees that the release set forth in this Release shall remain in full force and effect, notwithstanding any such difference in facts. Notwithstanding the foregoing, the Releasees agree that Employee does not waive his rights (i) to coverage under any directors and officers insurance policy, (ii) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Employee’s employment or other service to QuadraMed, or (iii) to enforce the Separation Agreement or any rights under any employee or retirement benefit plan, program or policy of QuadraMed, or the Release of this same date under which QuadraMed is releasing claims, if any, that it may assert against Employee.

This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

Nothing in this Release shall be interpreted as a waiver or release of any rights the Employee may have under the Age Discrimination in Employment Act that arise after the date the Employee executes this Release. Employee hereby further acknowledges that he has been given a period of twenty-one (21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is the Employee’s decision. Employee acknowledges that he has exercised his right to consult with an attorney to the extent if any, that he desired.

Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to the general counsel or assistant general counsel for the Company. For such revocation to be effective, the Company must receive such written notice not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Separation Agreement shall be null and void ab initio.

Employee acknowledges that he has read this release, understands it and is voluntarily executing it and that no representations, promises or inducements have been made to Employee except as set forth in this release voluntarily, and that he intends to be legally bound by its terms, with full understanding of its consequences.

Employee acknowledges that this Release covers all known and unknown claims arising contemporaneously with or prior to the date this Release is executed or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution, including claims arising under the Age Discrimination in Employment Act.

Executed at                      on September 23, 2005.

WITNESS:	DEAN A. SOULELES

/s/ Donna Klein	/s/ Dean A. Souleles

EXHIBIT B to Separation Agreement

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that QuadraMed Corporation, a Delaware corporation, (“QuadraMed”), for itself and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents, for and in consideration of the execution and delivery by Dean A. Souleles (“Releasee”) of a Separation Agreement dated as of September 23, 2005 (the “Separation Agreement”), does hereby irrevocably and unconditionally agree to release, waive and forever discharge, except as otherwise provided in this Release, Releasee from all Claims, as hereinafter defined, and QuadraMed waives, releases and covenants not to sue Releasee or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

As used in this Release, the term “Claims” means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights; costs, losses and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which QuadraMed or any of its subsidiaries, affiliates, successors and assigns now has, or claims to have, or which QuadraMed or any of its subsidiaries, affiliates, successors and assigns at any earlier time had, or claimed to have had, or which QuadraMed or any of its subsidiaries, affiliates, successors and assigns at any future time may have, or claim to have, against the Releasee arising contemporaneously with or prior to the date this Release is executed by QuadraMed or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution.

QuadraMed hereby represents that (i) neither it nor anyone acting at its discretion or on its behalf has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an “Action”) against the Releasee with any governmental agency or any court; (ii) it will not file or pursue any Action at any time hereafter; and (iii) if any such agency or court assumes jurisdiction of any Action against the Releasee on behalf of QuadraMed, QuadraMed will request such agency or court to withdraw the matter. Neither this Release nor the undertaking in this paragraph shall limit QuadraMed from pursuing Claims for the sole purpose of enforcing its rights under the Separation Agreement and the Release of this same date under which the Releasee releases Claims, if any, that he might assert against QuadraMed.

This Release extends to all rights, claims, demands, abilities, actions, causes of action, damages, losses, costs, expenses and compensation of QuadraMed or any of its subsidiaries, affiliates, successors and assigns, whether known or unknown, foreseen or unforeseen, patent or latent, in which QuadraMed or any of its subsidiaries, affiliates, successors and assigns may currently or in the future possess in each case arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. QuadraMed fully understands and acknowledges that, in the event the facts underlying the foregoing release are found to be other than or different from the facts now understood by QuadraMed to be true, QuadraMed expressly accepts and assumes the risks of the possible differences in facts and agrees that the release set forth in this Release shall remain in full force and effect, notwithstanding any such difference in facts.

This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

Executed at                      on September 23, 2005.

WITNESS:	QUADRAMED CORPORATION

/s/ Donna Klein	By:	/s/ David L. Piazza
	Name:	David L. Piazza
	Title:	Chief Financial Officer

Schedule 1 to Separation Agreement

Options

	Number of Options	Exercise Price	Grant Date	Expiration Date
	20,000	2.188	5/24/2000	5/24/2010
	55,000	2.0470	8/16/2000	8/16/2010
	30,000	8.87	2/19/2002	2/19/2012
	25,000	2.60	11/8/2002	11/8/2012
	25,000	1.45	1/14/2003	1/14/2013
	17,900	1.14	2/20/2003	2/20/2013
	100,000	1.15	4/15/2003	4/15/2013

Total	272,900